UNOCAL [LOGO]
     2141 ROSECRANS AVE., SUITE 4000
          EL SEGUNDO, CA  90245

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      AMENDMENT TO PROXY STATEMENT
              MAY 4, 1998

A Proxy Statement dated April 20, 1998
soliciting proxies by the Board of Directors of Unocal Corporation (the "Company" or
"Unocal") to be voted at the Annual Meeting of Stockholders to be held at 10:00 A.M. on June 1, 1998, or any adjournments thereof, was mailed to Unocal's stockholders commencing April 20, 1998. A proxy and a postage-paid, return envelope were provided with the Proxy Statement.

The first full paragraph on page 18 of the Proxy Statement, under the Background discussion of Item 3, Approval of 1998
Management Incentive Program, incorrectly stated that the aggregate number of shares of the Company's Common Stock remaining available for future grants under the existing Management Incentive Program as of the close of business on March 30, 1998 was 2,587,101 shares. The correct number as of March 30, 1998 was 1,037,749 shares, reflecting additional grants that were made on that date. The same paragraph indicated that under the Long-Term Incentive Plan of 1991 there were outstanding stock options on 3,630,941 shares as of the close of business on March 30, 1998 and the target number of all outstanding performance shares was
952,002 shares.  There were actually
outstanding as of March 30, 1998 stock
options on 5,110,233 shares and the target number of all outstanding performance shares was 953,721 shares, reflecting the additional grants that were made on that date.

If you have not executed and returned your proxy, please do so. Your vote is important. A stockholder who has returned a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the Inspector of Elections.
Registered stockholders can obtain a
duplicate proxy by contacting the Corporate
Secretary at the above address, or by
contacting the Company's Stockholder
Services Department (phone: 800-252-2233, E-mail: stockholder_services@unocal.com).
Beneficial stockholders holding Unocal stock through a bank or broker must contact their broker or account representative for a duplicate proxy.